Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S¬8 Nos. 333-202463, 333-210583, 333-219969, 333-223232, 333-232391, 333-240995 and 333-265325 of Notable Labs, Ltd, (the “Company”) of our report dated April 11, 2024 (which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

April 11, 2024